UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 31, 2006

TIM HORTONS INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32843	51-0370507
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

874 Sinclair Road, Oakville, Ontario		L6K 2Y1
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	905-845-6511

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.01 Changes in Control of Registrant.

On August 31, 2006, Wendy’s International, Inc. announced that its board of directors had authorized the distribution of the approximately 160 million shares of Tim Hortons common stock that it currently owns, representing an 82.75% ownership of our common stock, to holders of Wendy’s common stock on the established record date of September 15, 2006. Wendy’s further announced that the distribution of our stock to its shareholders, resulting in an effective change in control of Tim Hortons, is expected to occur on September 29, 2006.

A copy of the Wendy’s press release announcing Wendy’s planned distribution of our common stock that it currently owns is attached hereto as Exhibit 99(b) and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On August 31, 2006, our Board of Directors approved the following amendments to our amended and restated bylaws, effective as of August 31, 2006:

(i) an amendment to Article II, Section 2.7(a)(i) of the bylaws providing that, with respect to the timeliness requirements of business proposal notices from our stockholders, such notices must be received (1) not later than the close of business on the 120th day nor earlier than the opening of business on the 150th day before the anniversary of the date that our proxy statement was released to stockholders in connection with the immediately preceding annual meeting of stockholders, and (2) for the 2007 annual meeting, not earlier than the opening of business on October 13, 2006 and not later than the close of business on November 12, 2006; and

(ii) an amendment to Article III, Section 3.2(b) of the bylaws providing that, with respect to the timeliness requirements of director nomination notices from our stockholders, such notices must be received (1) not later than the close of business on the 120th day nor earlier than the opening of business on the 150th day before the anniversary of the date that our proxy statement was released to stockholders in connection with the immediately preceding annual meeting of stockholders, and (2) for the 2007 annual meeting, not earlier than the opening of business on October 13, 2006 and not later than the close of business on November 12, 2006.

A copy of Amendment No. 1 to the Bylaws is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On August 31, 2006, the board of directors of the Company approved a share repurchase program for the Company of Cdn. $200 million, or up to 5% of the shares of the Company currently outstanding. The Company issued a press release on August 31, 2006 announcing the program. A copy of the press release is attached hereto as Exhibit 99(a) and is incorporated herein by reference.

Item 8.01 Other Events.

We expect that the Company’s 2007 annual meeting of stockholders, our first annual meeting of stockholders as a public company, will be held on or before May 4, 2007, and the deadline for the receipt of business proposal notices and director nomination notices from our stockholders for such meeting is set forth in Amendment No. 1 to the Bylaws, described in Item 5.03 above and attached hereto as Exhibit 3.1. Written requests for inclusion of business proposal notices and director nomination notices from our stockholders should be addressed to: Corporate Secretary, Tim Hortons Inc., 4150 Tuller Rd., Unit 236, Dublin, Ohio 43017. It is suggested that you mail your proposal or director nominee notice by certified mail, return receipt requested. With respect to any stockholder business proposal not submitted pursuant to SEC Rule 14a-8 in connection with the annual meeting of stockholders in 2007, the proxy for such meeting will confer discretionary authority to vote on such proposal unless (i) the Company is notified of such proposal not later than January 26, 2007, and (ii) the shareholder proponent complies with the other requirements set forth in SEC Rule 14a-4. The Company will solicit proxies for the annual meeting of stockholders, and more information regarding the meeting will be delivered to stockholders in advance of the annual meeting.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits.

3.1 Amendment No. 1, effective as of August 31, 2006, to the Amended and Restated By-Laws of Tim Hortons Inc., dated as of February 1, 2006.

99(a) Press Release announcing Share Repurchase Program

99(b) Press Release announcing Change in Control

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIM HORTONS INC.

September 1, 2006	By:	Leon M. McCorkle, Jr.

Name: Leon M. McCorkle, Jr.
Title: Vice President and Secretary

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Exhibit Index

Exhibit No.	Description

3.1	Amendment No. 1, effective as of August 31, 2006, to the Amended and Restated By-Laws of Tim Hortons Inc., dated as of February 1, 2006.
99.a	Press Release announcing Share Repurchase Program
99.b	Press Release announcing Change in Control